UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2015

DCT INDUSTRIAL TRUST INC.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

(Exact Name of Registrants as Specified In Charter)

Maryland (DCT Industrial Trust Inc.) Delaware (DCT Industrial Operating Partnership LP)	001-33201 333-195185	82-0538520 82-0538522
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2015, DCT Industrial Trust Inc. (the “Company”) and DCT Industrial Operating Partnership LP (the “Partnership”) entered into an agreement with Jeffrey F. Phelan (the “Resignation Agreement”) pursuant to which Mr. Phelan resigned as President of the Company effective as of January 2, 2016 (the “Resignation Date”). In connection with his resignation, Mr. Phelan also entered into a consulting agreement (the “Consulting Agreement”) with the Company under which Mr. Phelan agreed to provide consulting services to the Company for a period of one year following the Resignation Date.

Under the Resignation Agreement, the Company and/or the Partnership agreed to (i) grant Mr. Phelan a number of fully vested LTIP Units in the Partnership (“LTIP Units”) equal to (A) the sum of Mr. Phelan’s current annual base salary, the estimated amount that Mr. Phelan would have received as a cash bonus for 2015 and the average of his actual and estimated cash bonus amounts for 2014 and 2015 divided by (B) the closing price of the Company’s common stock on the Resignation Date, (ii) grant Mr. Phelan a number of LTIP Units equal to the estimated amount that he would have received as an equity bonus for 2015, 50% of which will vest upon grant and 50% of which will vest if, and only if, Mr. Phelan fully performs his obligations under the Consulting Agreement, (iii) accelerate the vesting of all previously granted LTIP Units otherwise scheduled to vest within two years of the Resignation Date, a total of 38,209 LTIP Units, and (iv) provide Mr. Phelan with continuing healthcare coverage for up to two years. Mr. Phelan provided the Company with a general release of claims and agreed to be subject to restrictive and other covenants contained in the Resignation Agreement, including non-solicitation, non-hire and non-disparagement provisions that extend for a period of two years following the Resignation Date. Mr. Phelan will not be entitled to receive any payments or benefits under the Company’s Executive Change in Control and Severance Plan in connection with his resignation.

Under the Consulting Agreement, Mr. Phelan agreed to provide consulting services to the Company relating to the Company’s development program for a period of one year following the Resignation Date. For the performance of these services, the Company has agreed to pay Mr. Phelan an annual fee of $212,500 and, if Mr. Phelan fully performs all of his obligations under the Consulting Agreement, accelerate the vesting of all previously granted LTIP Units that had not previously vested, a total of 6,322 LTIP Units, plus the unvested portion of the grant made pursuant to the Resignation Agreement. Mr. Phelan will be subject to various covenants under the Consulting Agreement, including non-competition and non-interference provisions that apply during the term of the Consulting Agreement and non-solicitation and non-disparagement provisions that extend for a period of two years following the commencement of the term of the Consulting Agreement.

In connection with Mr. Phelan’s resignation, the Board of Directors of the Company appointed Philip L. Hawkins, who is currently serving as the Chief Executive Officer of the Company, to also serve as President of the Company effective as of the effective date of Mr. Phelan’s resignation on January 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel

Date: November 30, 2015

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel

Date: November 30, 2015